Exhibit 10.3

AMENDMENT #1 TO INVESTMENT

MANAGEMENT AGREEMENT

THIS AMENDMENT to the Investment Management Agreement by and between PHL Variable Insurance Company (the “Client”) and Phoenix Investment Counsel, Inc. (the “Manager”) (the “Agreement”) dated January 1, 1995, is effective as of the 1st day of January, 1998.

1.

Amendment.  Section 8 of the Agreement is amended and restated as follows:

(a)

The Manager, as full compensation for services rendered under this Agreement, shall be paid a fee as specified in Schedule 8, as such schedule may be amended from time to time.  For purposes of the calculation of the fee, the value of the securities in the Account shall be based upon monthly Average Assets Under Management.  Average Assets Under Management shall be calculated for each asset class as set forth in Schedule 8 hereto, as the simple average of:

(i)

the value of the assets in the Account as of the last Appraisal Date in the current calendar month; and

(ii)

the value of the assets in the Account as of the last Appraisal Date in the previous calendar month.

(b)

If the Manager serves for less than the whole of any calendar month, its compensation shall be determined as provided above on the basis of the value of the assets in the Account on the date of termination and shall be payable on a pro rata basis for the period of the calendar month for which it has served as Manager hereunder.  The compensation of the Manager shall be paid by the Client upon receipt of the Manager’s statement for such compensation.

2.

Reaffirmation.  Except as provided above, the Agreement shall remain in full force and effect without amendment.

IN WITNESS WHEREOF, the parties hereto have hereby executed this Amendment #1 on this, the 31st day of July, 1998 by their respective undersigned officers.

PHOENIX INVESTMENT COUNSEL, INC. By: /s/ Michael E. Haylon Its: President	PHL VARIABLE INSURANCE COMPANY By: /s/ David W. Searfoss Its: Executive Vice President

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Schedule 8

COMPENSATION

Class of Assets	Management Fee
Public Bonds	10 basis points of Average Assets Under Management
Private Bonds	12 basis points of Average Assets Under Management
Preferred Stocks	10 basis points of Average Assets Under Management
Common Stocks	40 basis points of Average Assets Under Management
Venture Capital	45 basis points of Average Assets Under Management
Other Assets	45 basis points of Average Assets Under Management
Cash and Short-Term Securities	5 basis points of Average Assets Under Management

cam\agrmt\0374-1.doc